Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 31, 2013

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## Related Funds

ITLT ETN PowerShares DB 3x Italian Treasury Bond Futures ETN

ITLY

ITLY ETN

# PowerShares DB Italian Treasury Bond Futures ETN

Prospectus Fact Sheet

**Total Notes Outstanding** $8,498,420 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

The PowerShares DB Italian Treasury Bond Futures ETN (Symbol: ITLY) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures ETNs are the first exchange-traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index. The PowerShares DB BTP Futures Exchange Traded Notes are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.The ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to the month-over-month performance of the DB USD BTP Futures Index. The DB USD BTP Futures Index is intended to measure the performance of a long position in Euro-BTP Futures. The underlying assets of Euro-BTP Futures are Republic of Italy-government issues debt securities ("BTPs") with an original term of no longer than 16 years and a remaining term to maturity of not less than 8 years and 6 months and not more than 11 years as of the futures contract delivery date. The returns of each ETN are obtained by combining the returns from the relevant futures index plus the returns of the TBill index, less investor fees. Investors can buy and sell the ETNs on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. The issuer has the right to redeem the ETNs at the repurchase value at any time. Investors may redeem the ETNs in blocks of no less than 50,000 securities and multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement. Redemptions may include a fee of up to $0.03 per security.

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## Risks

- Non-principal protected
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Credit risk of the issuer
- Issuer call right

## Benefits

- Unleveraged long notes
- Relatively low cost
- Intraday access
- Listed

## ITLY Profile

**Inception Date** 03/22/2011
**ETN Price at Initial Listing** $20.00
**Maturity Date** 3/31/2021
**Listing Exchange** NYSE Arca
**Yearly Investor Fee** 0.50%
**Intraday Intrinsic Value Symbol** ITLYIV
**Ticker** ITLY
**CUSIP** 25154W704

## ITLY Financial Details

As of 30-Jan-2013 09:31 AM

| **Last Trade** | **Bid** | **Ask** |
|---|---|---|
| 122.49 | $24.00 | $24.13 |
| **Open** | **High** | **Low** |
| Not Available | Not Available | Not Available |

Pricing Snapshot Current Pricing
52 Week

## Indicative Value

| | |
|---|---|
| **Last End of Day Value** | $24.28 |
| **Last End of Day Date** | 1/29/13 |

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

### Growth of $10,000

Returns »



ITLY
10k
5k
0k
May '12
Sep '12
Jan '13

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

## About the Note's Index

Last Updated 30-Jan-2013 11:31 AM

| | |
|---|---|
| **ITLY Index Level** | 121.82 |
| **Index Ticker** | .BTPIL1 |

| Component | Contract Date | Weight % |
|---|---|---|
| EURO-BTP FUTURE | 07-Mar-2013 / MAR3 | 100.00 |

## Issuer Details

## ITLY News & Press Releases

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

Deutsche Bank
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## Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

## Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

## Email Sign Up

Your email address SUBMIT

ITLT ETN PowerShares DB 3x Italian Treasury Bond Futures ETN

ITLY » Performance

ITLY ETN

# PowerShares DB Italian Treasury Bond Futures ETN

Prospectus Fact Sheet

**Total Notes Outstanding** $8,498,420 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

## Performance

Growth of $10,000 | Value % | Value History

1 Year



ITLY
$12000
$11500
$11000
$10500
$10000
$9500
Mar '12
May '12
Jul '12
Sep '12
Nov '12
Jan '13

**Start Date** 27-January-2012
**End Date** 29-January-2013
**Growth $** $12306.17 (23.1%)
**Value** 24.28

**Market Price** 24.31
**High/Low** -/19.72
**Volume** -

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

## Total Returns (%)

as of Dec 2012

Quarter-end Month-end

| | Cumulative | | | | Average Annualized | | | |
|---|---|---|---|---|---|---|---|---|
| | 1 Month | 3 Months | 6 Months | YTD | 1 Year | 3 Year | 5 Year | Since Inception |
| **ITLY** | | | | | | | | |
| Value | 0.73 | 6.26 | 13.79 | 30.68 | 30.68 | - | - | 9.75 |
| Market Price Returns | 0.68 | 6.80 | 14.38 | - | - | - | - | - |

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| **Underlying Index** | | | | | | | | |
| DB USD BTP Futures Index | 0.34 | 6.39 | 15.30 | 31.23 | 31.23 | - | - | 10.24 |
| **Benchmark Indexes** | | | | | | | | |
| Dow Jones-UBS Commodity Index℠ | -2.61 | -6.33 | 2.75 | -1.06 | -1.06 | - | - | -9.90 |
| S&P GSCI Total Return Index | -0.65 | -3.28 | 7.88 | 0.08 | 0.08 | - | - | -5.89 |
| S&P 500 Index | 0.91 | -0.38 | 6.35 | 16.00 | 16.00 | - | - | 7.81 |

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

## Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

## Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

## Email Sign Up

Your email address SUBMIT

ITLT ETN

PowerShares DB 3x Italian Treasury Bond Futures ETN

ITLY » News

ITLY ETN

# PowerShares DB Italian Treasury Bond Futures ETN

Prospectus Fact Sheet

**Total Notes Outstanding** $8,498,420 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

## News

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

## Product List

## Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

## Email Sign Up

Your email address SUBMIT

ITLT ETN PowerShares DB 3x Italian Treasury Bond Futures ETN

ITLY ETN

# PowerShares DB Italian Treasury Bond Futures ETN

Prospectus Fact Sheet

**Total Notes Outstanding** $8,498,420 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

## Downloads

ITLY Prospectus Download PDF

ITLY Fact Sheet Download PDF

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

## Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

## Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

## Email Sign Up

Your email address SUBMIT

ITLT ETN PowerShares DB 3x Italian Treasury Bond Futures ETN

ITLY » FAQ

ITLY ETN

# PowerShares DB Italian Treasury Bond Futures ETN

Prospectus Fact Sheet

**Total Notes Outstanding** $8,498,420 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

## FAQ's

### What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

### What are the benefits of ETNs?

Unlike ETFs, an ETN generally has no tracking errors to its underlying index. "Tracking error" refers to the difference between the daily performance of an ETP and the daily performance of its underlying index. Because ETNs represent a promise by the issuer to pay an exact return linked to the performance of an underlying index, less applicable investor fees, ETNs do away with the discrepancies that can exist between the returns of ETFs and their underlying indices.

### What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected. Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs. Investors in ETNs have no recourse to any underlying assets.

### Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount (the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

### Who is the issuer for the db-X ETNs?

db-X ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank AG, you can review Deutsche Bank's annual report on Form 20-F and Interim Reports on Form 6-K at www.sec.gov.

## Do db-X ETNs pay interest and dividends?

db-X ETNs do not pay any interest or dividends.

## Why should an investor consider db-X Sovereign Debt ETNs?

db-X sovereign debt ETNs provide investors the ability to take a long or leveraged long view on the performance of German, Italian or Japanese sovereign bond futures, a short or leveraged short view on the performance of Japanese sovereign bond futures, and a leveraged long or leveraged short view on the performance of long dated U.S. Treasury bond futures. These ETNs are the first exchange traded products to provide leveraged returns based on sovereign bond futures from Germany, Japan, Italy or U.S.

## How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the db-X ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i) you should not recognize taxable income or loss prior to the taxable disposition of your db-X ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

ITLT

ITLT ETN

# PowerShares DB 3x Italian Treasury Bond Futures ETN

Prospectus Fact Sheet

**Total Notes Outstanding** $11,317,215 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

The PowerShares DB 3x Italian Treasury Bond Futures ETN (Symbol: ITLT) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures ETNs are the first exchange-traded products to provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index. The PowerShares DB BTP Futures Exchange Traded Notes are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.The ETNs are senior unsecured obligations issued by Deutsche Bank AG, London Branch that are linked to the month-over-month performance of the DB USD BTP Futures Index. The DB USD BTP Futures Index is intended to measure the performance of a long position in Euro-BTP Futures. The underlying assets of Euro-BTP Futures are Republic of Italy-government issues debt securities ("BTPs") with an original term of no longer than 16 years and a remaining term to maturity of not less than 8 years and 6 months and not more than 11 years as of the futures contract delivery date. The returns of each ETN are obtained by combining the returns from the relevant futures index plus the returns of the TBill index, less investor fees. Investors can buy and sell the ETNs on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. The issuer has the right to redeem the ETNs at the repurchase value at any time. Investors may redeem the ETNs in blocks of no less than 50,000 securities and multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement. Redemptions may include a fee of up to $0.03 per security. Leveraged ETNs are not suitable for all investors.

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PROSPECTUS
FACT SHEET
MORE

## Risks

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure
- Credit risk of the issuer
- Issuer call right

## Benefits

- Leveraged long notes
- Relatively low cost
- Intraday access
- Listed

## ITLT Profile

**Inception Date** 03/22/2011
**ETN Price at Initial Listing** $20.00
**Maturity Date** 3/31/2021
**Listing Exchange** NYSE Arca
**Yearly Investor Fee** 0.95%
**Intraday Intrinsic Value Symbol** ITLTIV
**Ticker** ITLT
**CUSIP** 25154W605

## ITLT Financial Details

As of 30-Jan-2013 09:31 AM

| Last Trade | Bid | Ask |
|---|---|---|
| 122.49 | $31.33 | $31.49 |
| **Open** | **High** | **Low** |
| Not Available | Not Available | Not Available |

Pricing Snapshot Current Pricing

52 Week

## Indicative Value

| | |
|---|---|
| **Last End of Day Value** | $32.33 |
| **Last End of Day Date** | 1/29/13 |

Delayed Data source: www.reuters.com (Data delayed 15 minutes)

### Growth of $10,000

Returns »



Wednesday, Nov 21, 2012
ITLT : 15,245.6
ITLT
15k
10k
5k
0k
May '12
Sep '12
Jan '13

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

View Standardized Performance »

## About the Note's Index

Last Updated 30-Jan-2013 11:31 AM

| | |
|---|---|
| **ITLT Index Level** | 121.82 |
| **Index Ticker** | .BTPIL1 |

| Component | Contract Date | Weight % |
|---|---|---|
| EURO-BTP FUTURE | 07-Mar-2013 / MAR3 | 100.00 |

## Issuer Details

## ITLT News & Press Releases

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

Deutsche Bank
db X-trackers

## Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

## Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

## Email Sign Up

Your email address SUBMIT

ITLT ETN

# PowerShares DB 3x Italian Treasury Bond Futures ETN

Prospectus | Fact Sheet

**Total Notes Outstanding** $11,317,215 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

## Performance

Growth of $10,000 | Value % | Value History


1 Year
ITLT
$18000
$16000
$14000
$12000
$10000
$8000
Mar '12
May '12
Jul '12
Sep '12
Nov '12
Jan '13

**Start Date** 27-January-2012
**End Date** 29-January-2013
**Growth $** $18041.36 (80.4%)
**Value** 32.33

**Market Price** 32.43
**High/Low** -/17.93
**Volume** -

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

## Total Returns (%)

as of Dec 2012

Quarter-end | Month-end

| | Cumulative | | | | Average Annualized | | | |
|---|---|---|---|---|---|---|---|---|
| | 1 Month | 3 Months | 6 Months | YTD | 1 Year | 3 Year | 5 Year | Since Inception |
| **ITLT** | | | | | | | | |
| Value | 2.13 | 19.38 | 44.98 | 112.05 | 112.05 | - | - | 24.99 |
| Market Price Returns | 0.81 | 19.37 | 45.88 | - | - | - | - | - |

| | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| **Underlying Index** | | | | | | | | |
| DB USD BTP Futures Index | 0.34 | 6.39 | 15.30 | 31.23 | 31.23 | - | - | 10.24 |
| **Benchmark Indexes** | | | | | | | | |
| Dow Jones-UBS Commodity Index℠ | -2.61 | -6.33 | 2.75 | -1.06 | -1.06 | - | - | -9.90 |
| S&P GSCI Total Return Index | -0.65 | -3.28 | 7.88 | 0.08 | 0.08 | - | - | -5.89 |
| S&P 500 Index | 0.91 | -0.38 | 6.35 | 16.00 | 16.00 | - | - | 7.81 |

ETN performance figures are based on repurchase value. Repurchase value takes into account the current principal amount and the monthly returns from the relevant indexes, less the investor fee. As a result, the ETN performance would have been lower than the relevant index. See the prospectus for more complete information. Indexes are unmanaged, and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

## Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

## Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

## Email Sign Up

Your email address SUBMIT

ITLT » News

ITLT
ETN

# PowerShares DB 3x Italian Treasury Bond Futures ETN

Prospectus  Fact Sheet

**Total Notes Outstanding** $11,317,215 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

## News

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

Deutsche Bank
db X-trackers

Products | Fund Screener | Downloads | Learning Resources | About db X-trackers | Contact | Search Products

## Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

## Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

## Email Sign Up

Your email address SUBMIT

ITLT » Downloads

ITLT
ETN

# PowerShares DB 3x Italian Treasury Bond Futures ETN

Prospectus Fact Sheet

**Total Notes Outstanding** $11,317,215 - **As of** 1/29/13

Overview | Performance | News | Downloads | FAQ

## Downloads

ITLT Prospectus Download PDF

ITLT Fact Sheet Download PDF

Terms & Conditions | Privacy | News & Press Releases

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

©2012 Deutsche Bank. All rights reserved. db-X® is a registered trademark of Deutsche Bank. All other trademarks, servicemarks or registered trademarks are the property of their respective owners. Your use of this site signifies that you accept our Terms & Conditions of Use.

ITLT ETN

# PowerShares DB 3x Italian Treasury Bond Futures ETN

Prospectus Fact Sheet

**Total Notes Outstanding** $11,317,215 - **As of** 1/29/13

## FAQ's

### What is an Exchange Traded Note (ETN)?

An ETN is a senior, unsecured, unsubordinated debt security issued by a financial institution that can be bought and sold on an exchange. Unlike traditional debt securities, ETNs do not guarantee investors any return of principal. Instead, the returns of ETNs are based on the performance, whether negative or positive, of an underlying index that provides exposure to one or more underlying asset classes, including commodity, currency, equity and fixed income assets. In addition, investors in ETNs have no ownership interest in the underlying assets and are subject to the credit risk of the issuer.

### What are the benefits of ETNs?

Unlike ETFs, an ETN generally has no tracking errors to its underlying index. "Tracking error" refers to the difference between the daily performance of an ETP and the daily performance of its underlying index. Because ETNs represent a promise by the issuer to pay an exact return linked to the performance of an underlying index, less applicable investor fees, ETNs do away with the discrepancies that can exist between the returns of ETFs and their underlying indices.

### What risks are associated with ETNs?

Unlike traditional debt securities, the principal of ETNs is not protected. Returns of ETNs will be positively affected by any favorable performance and negatively affected by any adverse performance of the underlying index. For leveraged ETNs, any gain or loss related to the underlying index will be amplified.

ETN investors are also exposed to issuer credit risk. As a result, the issuer's actual and perceived creditworthiness will affect the market value of the ETNs, and in the event the issuer were to default on its payment obligations, investors may not receive any amount owed to them under the terms of the ETNs. Investors in ETNs have no recourse to any underlying assets.

### Do the ETNs replicate a direct investment in the underlying index?

Investing in the ETNs is not equivalent to a direct investment in the underlying index or index components. Investors have no recourse to any underlying assets and the principal amount (the amount you invested) is also subject to the applicable investor fees, which can adversely affect returns.

### What are Leveraged ETNs?

Leveraged ETNs are designed to amplify returns related to an underlying index, whether positive or negative. Leveraged ETNs typically provide double or triple returns of an underlying index over a predetermined period of time, usually daily or monthly. The current principal amount is reset each day or month to ensure that a consistent degree of leverage is applied to any performance of the underlying index. If the current principal amount is

is applied to any performance of the underlying index. If the current principal amount is reduced by a negative daily or monthly performance, any further negative daily or monthly performance will lead to a smaller loss when applied to that reduced current principal amount. However, if the current principal amount increases, the loss for a certain level of negative daily or monthly performance will increase correspondingly. Resetting the current principal amount also means that any gain from a positive daily or monthly performance will be contingent upon the current principal amount. The leverage feature and the daily or monthly reset of the principal amount will cause the performance of the ETNs to differ significantly from the point-to-point performance of the underlying index. Leveraged ETNs may not be suitable for all investors.

## What makes db-X Leveraged ETNs different from other Leveraged ETPs?

db-X offers a number of leveraged ETNs, the returns of which are reset on a monthly basis, as compared to other leveraged ETNs in the market that reset on a daily basis. ETNs reset on a daily basis are typically designed to achieve their stated objectives on a daily basis. Due to the effects of the leverage feature and the daily reset of the principal amount, the performance of leveraged ETNs over longer periods of time can differ significantly from the point-to-point performance of the underlying index. db-X ETNs offer investors exposure to the month-over-month performance of its respective underlying index measured from the first calendar day to the last calendar day of each month. While db-X's monthly reset ETNs lessen the deviation to the underlying index to certain degree, they may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term leveraged investment results by means of securities that reset their exposure monthly.

## How do I buy and sell ETNs?

ETNs are traded on an exchange. Investors can buy or sell ETNs through their broker on a U.S. securities exchange during market hours.

## Who is the issuer for the db-X ETNs?

db-X ETNs are issued by Deutsche Bank AG, London Branch and are subject to the credit risk of Deutsche Bank AG. For more information about Deutsche Bank AG, you can review Deutsche Bank's annual report on Form 20-F and Interim Reports on Form 6-K at www.sec.gov.

## Do db-X ETNs pay interest and dividends?

db-X ETNs do not pay any interest or dividends.

## Why should an investor consider db-X Sovereign Debt ETNs?

db-X sovereign debt ETNs provide investors the ability to take a long or leveraged long view on the performance of German, Italian or Japanese sovereign bond futures, a short or leveraged short view on the performance of Japanese sovereign bond futures, and a leveraged long or leveraged short view on the performance of long dated U.S. Treasury bond futures. These ETNs are the first exchange traded products to provide leveraged returns based on sovereign bond futures from Germany, Japan, Italy or U.S.

## How are ETNs taxed?

In determining our tax reporting responsibilities, if any, with respect to the db-X ETNs, we expect to treat them for U.S. federal income tax purposes as prepaid financial contracts that are not debt. If this treatment is respected, subject to any special considerations described in the relevant pricing supplement, (i) you should not recognize taxable income or loss prior to the taxable disposition of your db-X ETNs (including at maturity or upon early redemption), (ii) in the case of equity-linked or commodity-linked ETNs, your gain or loss on the ETNs should be capital gain or loss, and (iii) 1099s, not K-1s, will be the tax reporting forms received. However, significant aspects of the tax treatment of the ETNs are uncertain. If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could differ materially and adversely from those described briefly above. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the tax treatment of "prepaid forward contracts" and similar instruments. Any resulting guidance could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

**Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbfunds.db.com/notes or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.**

**The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to Euro-BTP futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions each in the U.S. and Italy.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

**An investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus.** An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

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